EXHIBIT 5

FREDRIKSON & BYRON, P.A.

200 Second Avenue South, Suite 4000

Minneapolis, Minnesota  55402

Telephone:  (612) 492-7000

Facsimile:  (612) 492-7077

September 19, 2006

Analysts International Corporation

3601 West 76th Street, Suite 200

Minneapolis, MN 55435-3050

Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

We are acting as corporate counsel to Analysts International Corporation (the “Company”) in connection with the original registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) of options and 1,000,000 additional shares (the “Shares”) of Common Stock issuable pursuant to the Company’s 2004 Equity Incentive  Plan (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.                                       The Company’s Articles of Incorporation, as amended.

2.                                       The Company’s Bylaws, as amended.

3.                                       Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the adoption of the Plan and the increase in the number of shares reserved for issuance thereunder.

4.                                       The Plan.

5.                                       The Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1.                                       The Shares are validly authorized by the Company’s Articles of Incorporation, as amended.

2.                                       Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By	/s/ Daniel A. Yarano
Daniel A. Yarano, Esq.